EXHIBIT (12)
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FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                                  Nine
                                                                Months
                                                                 Ended                            Years Ended December 31,
                                                               Sept. 30,  ------------------------------------------------
(In millions)                                                    1998        1997      1996      1995      1994      1993
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
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                               $  3,079       3,793     3,534     3,409     2,747     2,565
  Fixed charges, excluding capitalized
    interest                                                    2,578       2,526     2,224     1,821     1,110       835
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        Earnings                                          (A)$  5,657       6,319     5,758     5,230     3,857     3,400
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Interest, excluding interest on deposits                     $  2,398       2,304     2,120     1,716     1,013       737
Distributions on guaranteed preferred
  beneficial interests                                            101         116         -         -         -         -
One-third of rents                                                 79         106       104       105        97        98
Capitalized interest                                                -           -         5         4         1         -
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        Fixed charges                                     (B)$  2,578       2,526     2,229     1,825     1,111       835
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Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                                             (A)/(B)2.19 X      2.50      2.58      2.87      3.47      4.07
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INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                               $  3,079       3,793     3,534     3,409     2,747     2,565
  Fixed charges, excluding capitalized
    interest                                                    5,820       6,674     6,255     5,837     3,836     3,474
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        Earnings                                          (C)$  8,899      10,467     9,789     9,246     6,583     6,039
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Interest, including interest on deposits                     $  5,640       6,452     6,151     5,732     3,739     3,376
Distributions on guaranteed preferred
  beneficial interests                                            101         116         -         -         -         -
One-third of rents                                                 79         106       104       105        97        98
Capitalized interest                                                -           -         5         4         1         -
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        Fixed charges                                     (D)$  5,820       6,674     6,260     5,841     3,837     3,474
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                                             (C)/(D)1.53 X      1.57      1.56      1.58      1.72      1.74
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